Exhibit 5.1

6th Floor
125 Old Broad Street
London EC2N 1AR
T +44 20 7796 7600
F +44 20 7786 7699
mourantozannes.com

BeiGene, Ltd.

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman, KY1-1108

Cayman Islands

26 May 2017

Our ref:                        8017617/70109594/6

Dear Sirs

BeiGene, Ltd. (the Company)

We have acted as the Cayman Islands legal advisers to the Company in connection with the Registration Statement (defined below).

This is our legal opinion relating to the Company and the Registration Statement in support of a filing by the Company of a registration statement on Form S-3 to be filed on or about the date of this opinion (the Registration Statement) with the United States Securities and Exchange Commission, under the Unites States Securities Act of 1933 as amended (the US Securities Act), relating to the resale of certain securities issued by the Company to the selling shareholders set out therein and as set out in paragraph 1 below.

1.                                      Securities

The Registration Statement is filed for the resale of the following securities (the Shares) by their respective beneficial owners:

(a)                                 11,150,698 ordinary shares, par value US$0.0001 per share, of the Company (Ordinary Shares) held by 667, L.P.;

(b)                                 116,295,712 Ordinary Shares held by Baker Brothers Life Sciences, L.P.;

(c)                                  639,600 Ordinary Shares held by 14159 L.P.;

(d)                                 25,363,221 Ordinary Shares held by John V. Oyler;

(e)                                  29,890,172 Ordinary Shares held by Oyler Investment LLC;

(f)                                   7,962,656 Ordinary Shares held by the John Oyler 2015 Grantor Retained Annuity Trust;

(g)                                  16,507,400 Ordinary Shares held by Gaoling Fund, L.P.;

(h)                                 1,235,260 Ordinary Shares held by YHG Investment, L.P.;

(i)                                     30,626,778 Ordinary Shares held by Hillhouse  BGN Holdings Limited;

(j)                                    31,589,038 Ordinary Shares held by Merck Sharp & Dohme Research GmbH;

(k)                                 13,292,708 Ordinary Shares held by Xiaodong Wang, and

(l)                                     14,726,127 Ordinary Shares held by CB Biotech Investment Limited,

one American Depositary Share of the Company (ADSs) represents 13 of such Ordinary Shares.

Mourant Ozannes is a Cayman Islands partnership

A list of the partners is available at mourantozannes.com

2.                                      Documents, searches and definitions

2.1                               We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)                                 the Registration Statement in the form to be filed on 26 May 2017 under the US Securities Act (excluding its exhibits);

(b)                                 the Company’s certificate of incorporation and memorandum and articles of association that were adopted on 8 February 2016;

(c)                                  the Company’s register of directors and officers (the Register of Directors), register of members (the Register of Members) and register of mortgages and charges (the Register of Charges) that were provided to us on 25 May 2017;

(d)                                 the resolutions in writing of the directors of the Company passed on 19 May 2017 (the Director Resolutions); and

(e)                                  a certificate of good standing for the Company dated 19 May 2017 issued by the Registrar.

2.2                               We carried out a search of the Grand Court Register (defined below) in relation to the Company on 25 May 2017 (the Grand Court Search).

2.3                               In this opinion:

(a)                                 agreement includes an agreement, deed or other instrument;

(b)                                 Companies Law means the Companies Law (2016 Revision) of the Cayman Islands;

(c)                                  Company Records means the Company’s memorandum and articles of association, the Register of Directors, the Register of Members and the Register of Charges;

(d)                                 execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(e)                                  Grand Court means the Grand Court of the Cayman Islands;

(f)                                   Grand Court Register means the Register of Writs and Other Originating Process of the Grand Court maintained by the Clerk of the Grand Court;

(g)                                  insolvent means, in relation to the Company, that it is unable to pay its debts as they fall due;

(h)                                 non-assessable means, with respect to the Ordinary Shares, that a holder of such Ordinary Shares, in respect of which all amounts due on such Ordinary Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Ordinary Shares (except in exceptional circumstances and subject to the Company’s articles of association (the Articles), such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil);

(i)                                     Registrar means the Registrar of Companies in the Cayman Islands; and

(j)                                    signed means that a document has been duly signed or sealed.

3.                                      Assumptions

We have assumed (and have not independently verified) that:

3.1                               each document examined by us:

(a)                                 whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)                                 was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

3.2                               where we have only been sent a copy of the signed signature pages of the Registration Statement, each party to the Registration Statement has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of the Registration Statement examined by us;

3.3                               in causing the Company to enter into the Registration Statement, each director of the Company:

(a)                                 acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)                                 exercised the director’s powers as a director for a proper purpose; and

(c)                                  exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

3.4                               each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the Company’s memorandum and articles of association;

3.5                               the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which those resolutions were passed was duly convened, held and quorate throughout;

3.6                               each document examined by us that has been signed by the Company:

(a)                                 has been signed by the person(s) authorised by the Company to sign it;

(b)                                 (where any signatory is a body corporate) it has been signed in accordance with that body corporate’s constitution and then current signing authorities; and

(c)                                  has been dated and unconditionally delivered by the Company;

3.7                               there are no documents or arrangements to which the Company is party or resolutions of the Company’s directors or shareholders that conflict with, or would be breached by, the Company’s entry into, or performance of its obligations under, the  Registration Statement;

3.8                               the Company is not insolvent and will not become insolvent as a result of executing, or performing its obligations under, the Registration Statement and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets;

3.9                               the Company is not carrying on any activity which requires a licence under any regulatory laws (as defined in the Companies Law);

3.10                        the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

3.11                        each party to the Registration Statement (other than, as a matter of the laws of the Cayman Islands, the Company where it is a party) has:

(a)                                 the capacity and power;

(b)                                 taken all necessary action; and

(c)                                  obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under the Registration Statement;

3.12                        the Registration Statement has been executed by each party to it (other than, as a matter of the laws of the Cayman Islands, the Company where it is a party);

3.13                        the obligations of each party under the Registration Statement are legal, valid, binding and enforceable under all applicable laws other than the laws of the Cayman Islands;

3.14                        none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

3.15                        the information disclosed by the Grand Court Search was at the time of the search, and continues to be, accurate and complete;

3.16                        the Company Records were and remain at the date of this opinion accurate and complete;

3.17                        no Shares have been allotted or issued at a discount to their nominal value (whether in US dollars or equivalent in any other currency); and

3.18                        as at each date of allotment and issue of the Shares, the Company shall have received in full the consideration equal to the subscription price payable for the Shares (such subscription price being no less than the nominal value of the Shares, whether in US dollars or equivalent in any other currency), and shall have entered the holder or holders thereof in the register of members of the Company showing that such Shares shall have been fully paid up as to their nominal value and any premium thereon as at the date of their allotment.

4.                                      Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

4.1                               Status:  the Company is incorporated under the Companies Law, validly exists as an exempted company under the laws of the Cayman Islands and is in good standing with the Registrar.  For the purposes of this opinion, good standing means only that the Company is listed on the register of companies maintained by the Registrar and has paid its annual filing fee to the Registrar for the current year.

4.2                               Issue of Shares: the Shares are duly authorised, validly issued, fully paid and non-assessable.

4.3                               Taxation: The statements under the caption Taxation in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

5.                                      Qualifications and observations

This opinion is subject to the following qualifications and observations.

5.1                               This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, winding up, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

5.2                               Where a director of a Cayman Islands company fails to disclose an interest in a transaction entered into by the company, the transaction is voidable.

5.3                               The Grand Court Search will not reveal (among other things) if:

(a)                                 proceedings filed with the Grand Court have not been entered in the Grand Court Register;

(b)                                 any application to the Grand Court for a winding-up petition or for the appointment of a receiver in respect of the Company has been prepared but not yet filed;

(c)                                  any proceedings against the Company have been threatened but not filed;

(d)                                 the Company is in voluntary liquidation;

(e)                                  a receiver had been appointed under a debenture or other security agreement in respect of the assets of the Company; or

(f)                                   the Company is a defendant or respondent to any arbitration proceedings.

6.                                      Limitations

6.1                               This opinion is limited to the matters expressly stated in it and it is given solely in connection with the filing of the Registration Statement.

6.2                               For the purposes of this opinion, we have only examined the documents listed in paragraph 2.1 above.  We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

6.3                               We offer no opinion:

(a)                                 on whether the commercial terms of the Registration Statement reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)                                 on any factual statement, representation or warranty made or given in the Registration Statement unless otherwise expressly stated in this opinion;

(c)                                  as to whether the parties to the Registration Statement will be able to perform their obligations under it; or

(d)                                 as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of the Registration Statement.

6.4                               We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of the Registration Statement under those laws.  In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

6.5                               We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

7.                                      Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

8.                                      Consent

8.1                               We hereby consent to the filing of this opinion in its full form and the use of our name under the caption “Legal Matters” contained in the Registration Statement or in such other form as we may approve in writing.

8.2                               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings Enforcement of Civil Liabilities, Taxation and Legal Matters and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Mourant Ozannes
Mourant Ozannes